As filed with the Securities and Exchange Commission on September 17, 1998



File Number: 333-63521                        Commission File Number: 0-9476
           ------------                                             ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         --------------------------------

                       POST EFFECTIVE AMENDMENT NUMBER ONE

                                       TO

                         FORM S-8 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         --------------------------------

                             Flexweight Corporation
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)


        915 N. Wells, Suite 4,
        Wendover,  Nevada 89883                          48-0680109
        -----------------------                          ----------
(Address of Principal Executive Offices)    (IRS Employer Identification Number)


                1998 Stock Option Plan of Flexweight Corporation
                ------------------------------------------------
                            (Full Title of the Plan)


          Walter Sanders 915 N. Wells, Suite 4, Wendover, Nevada 89883
          ------------------------------------------------------------
               (Name and Address of Agent for Service of Process)


                                  702-664-3081
                                  ------------
          (Telephone Number, Including Area Code, of Agent for Service)



                                EXPLANATORY NOTE

         This Post-Effective Amendment to Registration Statement is being filed by Flexweight Corporation, a Kansas Corporation (the "Company"). On September 16, 1998, the Company filed a Registration Statement on Form S-8 to register an additional 1,018,333 shares (the "Registration Statement") of the Company's common stock, par value $.10 ("Common Stock"), to be issued pursuant to the exercise of options granted under the Company's Amended 1998 Stock Option Plan (the "Option Plan"). Pursuant to the Company's Option Plan the Company is obligated issued 40,000 shares of its common stock to Nuven Advisors, Inc. pursuant to an Advisory Agreement and 633,333 shares to Park Street Investments, Inc. pursuant to a Consulting Agreement under the Registration Statement. The Company is filing this Post-Effective Amendment for the purpose of disclosing these contracts.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment Number One to the Registration Statement Number 333-63521 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wendover, State of Nevada on the 17th day of September 1998.

                                          Flexweight Corporation


                                          By:/s/ Walter G. Sanders
                                             ---------------------
                                             Walter G. Sanders, President


                                POWER OF ATTORNEY

         KNOW  ALL MEN BY THESE  PRESENTS,  that  each  person  whose  signature appears below constitutes and appoints Walter G. Sanders, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number One to the Registration Statement Number 333-63521 on Form S-8 has been signed on the 17th day of September 1998 by the following persons in the capacities indicated.


Signature                                 Title                     Date
---------                                 -----                     ----

/s/ Walter G. Sanders    President, Acting Chief Financial    September 17, 1998
---------------------    Officer and Director
Walter G. Sanders


/s/ Charles Longson      Vice President and Director          September 17, 1998
-------------------
Charles Longson

                                INDEX TO EXHIBITS
                                -----------------

Exhibits  SEC Ref. No.     Description of Exhibit                  Sequentially
                                                                  Numbered Pages
--------  ------------  ----------------------------------------  --------------
  A         10         Financial Consulting Agreement between the       4
                       Company and Park Street Investments, Inc.
                       dated June 1, 1998

  B         10         Advisory Agreement between the Company and       10
                       NuVen Advisors, Inc. dated July 18, 1998